SUB-ITEM 77Q1 (E)
COPIES OF NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY AGREEMENTS

A copy of the Investment Advisory Agreement between the Registrant and D.F. Dent and Company, Inc., regarding the DF Dent Premier Growth Fund and DF Dent Midcap Growth Fund, Exhibit (d) (4) to the Registrant’s Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 320 on June 30, 2011, accession number 0000315774-11-000174.